REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
To the Shareholders and Board of
Trustees of OCM Gold Fund:

In planning and performing our audit
of the financial statements of OCM
Gold Fund (the Fund), as of and for
the year ended November 30, 2017,
in accordance with the standards of
the Public Company Accounting
Oversight Board (United States), we
considered the Funds internal control
over financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls. A funds internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. A funds internal control
over financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the fund; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation of
financial statements in accordance
with generally accepted accounting
principles, and that receipts and
expenditures of the fund are being
made only in accordance with
authorizations of management and
directors of the fund; and (3)
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use, or disposition of a
funds assets that could have a
material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become
inadequate because of changes in
conditions or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the funds annual or
interim financial statements will not
be prevented or detected on a timely
basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Funds
internal control over financial
reporting and its operation, including
controls for safeguarding securities,
that we consider to be a material
weakness, as defined above, as of
November 30, 2017.
This report is intended solely for the
information and use of management
and the Board of Trustees of OCM
Gold Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


/s/Deloitte & Touche LLP
Milwaukee, Wisconsin
January 26, 2018